UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2017

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143-1254 (Zip Code)
(630) 875-7463 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure
On October 27, 2017, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, First Midwest Bancorp, Inc. (“First Midwest”) publically disclosed the results of its 2017 Dodd-Frank Act Stress Test (“DFAST”). Projected results can be found on the Investor Relations section of First Midwest’s website under the heading “News & Market Information,” then under “Dodd Frank Act Stress Test Results,” which may be accessed at www.firstmidwest.com/investorrelations. Projected results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed by the Board of Governors of the Federal Reserve System. The DFAST results are not forecasts of expected future economic or financial conditions or First Midwest’s expected future financial results or conditions, but rather reflect possible results under the prescribed hypothetical scenarios.
The information set forth in this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information, including the information on the website referred to above, shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date:	October 27, 2017	By:	/s/ NICHOLAS J. CHULOS
Nicholas J. Chulos
Executive Vice President,
General Counsel and Corporate Secretary